                                                                    EXHIBIT 99.1


            INDEX TO SUPPLEMENTAL AND PRO FORMA FINANCIAL STATEMENTS

                                                                                  PAGE
                                                                                  ----
SUPPLEMENTAL FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999:

Reports of Independent Accountants..............................................  F-2

Supplemental Consolidated Balance Sheets as of December 31, 1999 and 1998.......  F-6

Supplemental Consolidated Statements of Income
      for each of the three years in the period ended December 31, 1999.........  F-7

Supplemental Consolidated Statements of Stockholders' Equity
      for each of the three years in the period ended December 31, 1999.........  F-8

Supplemental Consolidated Statements of Cash Flows
      for each of the three years in the period ended December 31, 1999.........  F-9

Notes to Supplemental Consolidated Financial Statements.........................  F-11

SUPPLEMENTAL FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2000:

Supplemental Consolidated Balance Sheets as of September 30, 2000
      and December 31, 1999.....................................................  F-25

Supplemental Consolidated Statements of Operations
      for the three and nine months ended September 30, 2000 and 1999...........  F-26

Supplemental Consolidated Statements of Cash Flows
      for the nine months ended September 30, 2000 and 1999.....................  F-27

Notes to Supplemental Consolidated Financial Statements ........................  F-28

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000..............................  F-33

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
      for the nine months ended September 30, 2000..............................  F-36

        All financial statement schedules are omitted because they are not applicable or the required information is included in the Supplemental Consolidated Financial Statements or notes thereto.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Watson Pharmaceuticals, Inc.

In our opinion, based upon our audits and the reports of other auditors, the accompanying supplemental consolidated balance sheets and the related supplemental consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Watson Pharmaceuticals, Inc. and its subsidiaries (Watson) at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Watson's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Makoff R&D Laboratories, Inc. (Makoff), which statements reflect total assets of $10,035,000 and $6,460,000 at December 31, 1999 and 1998, respectively, and total net revenues of $15,660,000, $10,990,000 and $7,040,000 for the years ended December 31, 1999, 1998 and 1997, respectively. We did not audit the financial statements of TheraTech, Inc. (TheraTech), a wholly owned subsidiary, which statements reflect total assets of $57,690,000 at December 31, 1998, and total net revenues of $40,045,000 and $38,206,000 for the years ended December 31, 1998 and 1997, respectively. In addition, we did not audit the financial statements of Somerset Pharmaceuticals, Inc. (Somerset), an entity which is 50% owned by Watson, as of December 31, 1997 and for the year ended December 31, 1997. Watson's investment in Somerset aggregated $27,643,000 at December 31, 1997, and its equity in the earnings of Somerset totaled $12,672,000 for the year ended December 31, 1997. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Makoff, TheraTech and Somerset, is based solely on the reports of each of the respective other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the respective reports of other auditors provide a reasonable basis for the opinion expressed above.

As described in Note 2, on November 15, 2000 Watson merged with Makoff in a transaction accounted for as a pooling of interests. The accompanying supplemental consolidated financial statements give retroactive effect to the merger of Watson with Makoff. Accounting principles generally accepted in the United States of America proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in the financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Watson after financial statements covering the date of consummation of the business combination are issued.


PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
February 4, 2000,
   except as to the pooling of interests with Makoff R&D Laboratories, Inc. which is as of November 15, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Directors and Stockholders
Makoff R&D Laboratories, Inc.

We have audited the consolidated balance sheets of Makoff R&D Laboratories, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Makoff R&D Laboratories, Inc. and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 25, 2000, except
  for the second paragraph
  of Note 19, as to which
  the date is March 15, 2000

                         REPORT OF INDEPENDENT AUDITORS


The Stockholder
TheraTech, Inc.

We have audited the consolidated balance sheet of TheraTech, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997 (not presented separately herein). These financial statements are the responsibility of Watson's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TheraTech, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.



ERNST & YOUNG LLP

Salt Lake City, Utah
February 5, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Somerset Pharmaceuticals, Inc.:

We have audited the consolidated balance sheet of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of Watson's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 4, 1998

                          WATSON PHARMACEUTICALS, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                    DECEMBER 31,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------     -----------
                            ASSETS

Current assets:
   Cash and cash equivalents .................................      $  108,172      $   63,576
   Marketable securities .....................................          13,865          32,903
   Accounts receivable, net of allowances for doubtful
     accounts of $3,385 and $4,160 ...........................         182,616          92,370
   Inventories ...............................................         109,077          82,307
   Prepaid expenses and other current assets .................          10,026          27,515
   Deferred tax assets........................................          19,815          29,634
                                                                    ----------      ----------
     Total current assets ....................................         443,571         328,305

Property and equipment, net ..................................         139,603         126,340
Investments and other assets .................................         291,642         201,300
Product rights and other intangibles, net.....................         574,418         482,286
                                                                    ----------      ----------

                                                                    $1,449,234      $1,138,231
                                                                    ==========      ==========
             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses .....................      $   61,312      $   73,578
   Income taxes payable ......................................          33,550              --
   Current portion of long-term debt .........................           2,114           2,012
   Current liability from acquisitions of products and
     businesses...............................................          37,458          30,380
                                                                    ----------      ----------
     Total current liabilities ...............................         134,434         105,970

Long-term debt ...............................................         150,365         151,381
Long-term liability from acquisitions of products and
  businesses .................................................          18,067          23,071
Deferred tax liabilities .....................................          87,060          54,512
                                                                    ----------      ----------
     Total liabilities........................................         389,926         334,934
                                                                    ----------      ----------
Commitments and contingencies ................................

Minority interest ............................................             400             400
                                                                    ----------      ----------
Stockholders' equity:
  Preferred stock; no par value per share;
    2,500,000 shares authorized; none outstanding ............              --              --
  Common stock; $0.0033 per share par value; 500,000,000
    shares authorized; 98,853,000 and 98,057,100 shares issued             326             324
  Additional paid-in capital .................................         399,424         370,641
  Retained earnings ..........................................         551,628         371,788
  Accumulated other comprehensive income .....................         107,530          60,144
                                                                    ----------      ----------
     Total stockholders' equity ..............................       1,058,908         802,897
                                                                    ----------      ----------

                                                                    $1,449,234      $1,138,231
                                                                    ==========      ==========

    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                             YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                      1999            1998            1997
                                                    ---------       ---------       ---------
Net revenues ....................................   $ 704,890       $ 607,185       $ 369,260
Cost of sales ...................................     234,340         212,041         132,531
                                                    ---------       ---------       ---------
    Gross profit ................................     470,550         395,144         236,729
                                                    ---------       ---------       ---------
Royalty income ..................................          --              --          14,249
                                                    ---------       ---------       ---------
Operating expenses:
   Research and development .....................      51,158          53,077          38,033
   Selling, general and administrative ..........     127,864         113,344          64,372
   Amortization .................................      29,986          22,469           7,213
   Merger and related expenses ..................      20,467              --          14,718
   Charge for acquired in-process
     research and development ...................          --          13,000              --
                                                    ---------       ---------       ---------
    Total operating expenses ....................     229,475         201,890         124,336
                                                    ---------       ---------       ---------
Operating income ................................     241,075         193,254         126,642
                                                    ---------       ---------       ---------
Other income (expense):
   Equity in earnings (loss) of joint
     ventures ...................................      (2,591)          6,788          10,694
   Gain on sales of Andrx securities ............      44,275              --              --
   Interest and other income ....................       4,845           8,235          13,536
   Interest expense .............................     (11,192)         (8,255)         (1,417)
                                                    ---------       ---------       ---------
    Total other income, net .....................      35,337           6,768          22,813
                                                    ---------       ---------       ---------
Income before income tax provision ..............     276,412         200,022         149,455

Provision for income taxes ......................      93,751          78,248          54,800
                                                    ---------       ---------       ---------
Net income ......................................   $ 182,661       $ 121,774       $  94,655
                                                    =========       =========       =========

Basic earnings per share ........................   $    1.85       $    1.25       $    0.99
                                                    =========       =========       =========
Diluted earnings per share ......................   $    1.82       $    1.22       $    0.97
                                                    =========       =========       =========
Pro forma diluted earnings per share (Note 2)....   $    1.80
                                                    =========
Weighted average shares outstanding, basic ......      98,500          97,460          95,240
                                                    =========       =========       =========
Weighted average shares outstanding, diluted ....     100,520         100,140          97,830
                                                    =========       =========       =========



    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                                                  YEARS ENDED DECEMBER 31,
                                                                       ----------------------------------------------
                                                                          1999              1998             1997
                                                                       -----------       -----------      -----------
Common stock -- shares outstanding:
   Beginning balance ............................................           98,057            96,158           93,378
   Exercise of options and warrants .............................              796             1,899            2,780
                                                                       -----------       -----------      -----------
   Ending balance ...............................................           98,853            98,057           96,158
                                                                       ===========       ===========      ===========
Common stock -- amount:
   Beginning balance ............................................      $       324       $       317      $       308
   Exercise of options and warrants .............................                2                 7                9
                                                                       -----------       -----------      -----------
   Ending balance ...............................................              326               324              317
                                                                       ===========       ===========      ===========

Additional paid-in capital:
   Beginning balance ............................................          370,641           329,179          301,764
   Exercise of options and warrants .............................           16,933            27,593           16,018
   Tax benefits related to exercise of stock options ............           12,125            13,593           10,882
   Other ........................................................             (275)              276              515
                                                                       -----------       -----------      -----------
   Ending balance ...............................................          399,424           370,641          329,179
                                                                       ===========       ===========      ===========

Retained earnings:
   Beginning balance ............................................          371,788           250,014          155,407
   Net income ...................................................          182,661           121,774           94,655
   Distributions to stockholders ................................           (2,821)               --              (48)
                                                                       -----------       -----------      -----------
   Ending balance ...............................................          551,628           371,788          250,014
                                                                       ===========       ===========      ===========

Accumulated other comprehensive income:
   Beginning balance ............................................           60,144            33,025            7,189
   Other comprehensive income ...................................           47,386            27,119           25,836
                                                                       -----------       -----------      -----------
   Ending balance ...............................................          107,530            60,144           33,025
                                                                       -----------       -----------      -----------
Total stockholders' equity ......................................      $ 1,058,908       $   802,897      $   612,535
                                                                       ===========       ===========      ===========

Comprehensive income:
   Net income ...................................................      $   182,661       $   121,774      $    94,655
                                                                       -----------       -----------      -----------
   Other comprehensive income, net of tax:
        Unrealized holding gains on securities ..................           75,412            27,119           25,836
        Reclassification for gains included in net income .......          (28,026)               --               --
                                                                       -----------       -----------      -----------
   Other comprehensive income ...................................           47,386            27,119           25,836
                                                                       -----------       -----------      -----------
   Comprehensive income .........................................      $   230,047       $   148,893      $   120,491
                                                                       ===========       ===========      ===========



    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                      YEARS ENDED DECEMBER 31,
                                                             -----------------------------------------
                                                               1999            1998            1997
                                                             ---------       ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ............................................      $ 182,661       $ 121,774       $  94,655
                                                             ---------       ---------       ---------
Reconciliation to net cash provided by
  operating activities:
   Depreciation .......................................         14,192          12,797          10,509
   Amortization .......................................         30,086          22,569           7,313
   Charge for acquired in-process research
    and development ...................................             --          13,000              --
   Deferred income tax (benefit) provision ............         (3,026)          1,593          (1,563)
   Dividends received from Somerset ...................             --              --           8,000
   Equity in loss (earnings) of joint ventures ........          3,051          (5,706)         (9,012)
   Provision for (recovery of) doubtful accounts
     and allowances ...................................          1,029             762             (66)
   Tax benefits related to exercise of options ........         12,125          13,593          10,882
   Gain on sales of Andrx securities ..................        (44,275)             --              --
   Other ..............................................            997             678             340
   Changes in assets and liabilities,
    net of acquisitions:
     Accounts receivable ..............................        (91,177)        (16,980)        (32,358)
     Royalty receivable ...............................             --              --           5,554
     Inventories ......................................        (26,770)        (18,824)        (14,984)
     Prepaid expenses and other current assets ........         27,334         (12,375)          6,315
     Accounts payable and accrued expenses ............        (12,484)            654          11,401
     Income taxes payable .............................         33,550          (9,553)          9,081
     Other ............................................          1,062          (1,965)         (2,156)
                                                             ---------       ---------       ---------
      Total adjustments ...............................        (54,306)            243           9,256
                                                             ---------       ---------       ---------

      Net cash provided by operating activities .......        128,355         122,017         103,911
                                                             ---------       ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment ................        (27,320)        (27,424)        (16,416)
   Purchases of marketable securities .................        (55,061)        (77,880)       (142,961)
   Proceeds from maturities of marketable securities ..         74,711          84,262         185,454
   Acquisitions of product rights .....................       (105,865)       (177,357)       (146,587)
   Acquisition of business ............................             --         (71,559)             --
   Proceeds from sales of Andrx securities ............         54,580              --              --
   Investment in Andrx ................................         (3,000)             --         (15,307)
   Additions to investment in joint ventures ..........         (4,173)        (10,207)         (5,804)
                                                             ---------       ---------       ---------

      Net cash used in investing activities ...........      $ (66,128)      $(280,165)      $(141,621)
                                                             ---------       ---------       ---------

                          WATSON PHARMACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (In thousands)

                                                                              YEARS ENDED DECEMBER 31,
                                                                    -----------------------------------------
                                                                      1999            1998            1997
                                                                    ---------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of long-term debt ..................      $   1,000       $ 148,418       $     241
   Principal payments on long-term debt ......................         (1,882)         (7,294)         (4,008)
   Payments on liability for acquisition of product rights ...        (30,380)        (45,000)        (55,000)
   Proceeds from issuance of common stock ....................             --              --           1,752
   Distributions to stockholders .............................         (2,821)             --             (49)
   Proceeds from exercises of stock options and warrants .....         16,808          26,933          15,000
   Other .....................................................           (356)             --              --
                                                                    ---------       ---------       ---------
     Net cash (used in) provided by financing activities .....        (17,631)        123,057         (42,064)
                                                                    ---------       ---------       ---------

     Net increase (decrease) in cash and cash equivalents.....         44,596         (35,091)        (79,774)

Cash and cash equivalents at beginning of year ...............         63,576          98,667         178,441
                                                                    ---------       ---------       ---------
Cash and cash equivalents at end of year .....................      $ 108,172       $  63,576       $  98,667
                                                                    =========       =========       =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the years for:
   Interest ..................................................      $  11,080       $   5,965       $     375
   Income taxes ..............................................      $  42,920       $  82,960       $  36,735

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
   Acquisitions of product rights:
     Fair value of assets acquired ...........................      $      --       $      --       $(296,587)
     Fair value of liabilities assumed .......................             --              --         150,000
                                                                    ---------       ---------       ---------
     Net cash paid ...........................................      $      --       $      --       $(146,587)
                                                                    =========       =========       =========

   Acquisition of business:
     Fair value of assets acquired ...........................      $  31,465       $ (97,323)      $      --
     Fair value of liabilities assumed .......................        (31,465)         25,764              --
                                                                    ---------       ---------       ---------
     Net cash paid ...........................................      $      --       $ (71,559)      $      --
                                                                    =========       =========       =========



    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of business and principles of consolidation

Watson Pharmaceuticals, Inc. ("Watson" or the "company") is engaged in the development, production, marketing and distribution of branded and off-patent pharmaceutical products. The consolidated financial statements include the accounts of wholly owned and majority-owned subsidiaries after elimination of intercompany accounts and transactions. Watson operates in a single reportable business segment, pharmaceutical products.

Investments are accounted for under the equity method when Watson can exert significant influence and ownership does not exceed 50% (primarily Somerset Pharmaceuticals, Inc. and ANCIRC). Investments in which Watson owns less than a 20% interest and does not exert significant influence are generally accounted for at fair value as available-for-sale securities (primarily Andrx Corporation).

Basis of presentation of supplemental consolidated financial statements
The supplemental consolidated financial statements of Watson have been prepared to give retroactive effect to the acquisition of Makoff R&D Laboratories, Inc. on November 15, 2000, as further discussed in Note 2. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of the consummation; however, they will become the historical consolidated financial statements of Watson after financial statements covering the date of consummation of the business combination are issued.

Watson completed its acquisition of TheraTech, Inc., now known as Watson Laboratories, Inc., a Delaware corporation ("TheraTech" or "Watson--Utah") in January 1999, as further discussed in Note 2. This acquisition was accounted for as a pooling of interests and, accordingly, the accompanying consolidated financial statements also reflect the operations of TheraTech for all periods presented.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash equivalents and marketable securities

Cash equivalents are highly liquid investments with original maturities of three months or less at the date of acquisition. Marketable securities consist primarily of time deposits, commercial paper, U.S. and state and local government obligations with original maturities between three and twelve months.

Debt securities in which Watson has the ability and intent to hold the security until maturity are classified as held-to-maturity securities. All other securities are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value based on quoted market prices. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and are reported as a separate component of accumulated other comprehensive income, net of applicable income taxes, until realized. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization of premiums or discounts. Realized gains and losses are determined on the specific identification method and are reported in interest and other income. Realized gains and losses on cash equivalents and marketable securities were not material for the three years in the period ended December 31, 1999.

The fair value of cash, cash equivalents and marketable securities is summarized as follows:

                                                             December 31,
                                                        ----------------------
                                                          1999          1998
                                                        --------      --------
                                                            (in thousands)
Available-for-sale:
    U.S. government obligations ..................      $  7,433      $ 14,824
    State and local government obligations .......            --        23,143
    Corporate and non-government obligations .....        14,908         7,317
    Equity securities ............................            --         1,500
    Money market funds and cash ..................        99,696        41,334
                                                        --------      --------
                                                        $122,037      $ 88,118
                                                        ========      ========
  Held-to-maturity:
    U.S. government obligations ..................      $     --      $  1,503
    Corporate obligations ........................            --         6,858
                                                        --------      --------
                                                        $     --      $  8,361
                                                        ========      ========

Fair value of other financial instruments

The fair values of Watson's accounts receivable, accounts payable, accrued expenses and long-term debt approximate their carrying values at December 31, 1999. The fair value of Watson's investment in Andrx is based on quoted market prices at December 31, 1999 and 1998.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Major renewals and improvements are capitalized, while routine maintenance and repairs are expensed as incurred. At the time properties are retired from service, the cost and accumulated depreciation are removed from the respective accounts and the related gains or losses are reflected in income.

Depreciation expense is computed principally on the straight-line basis, over estimated useful lives of two to ten years for furniture, fixtures and equipment and twenty to thirty years for buildings and building improvements. Leasehold improvements are amortized on the straight-line basis over the shorter of the respective lease terms or the estimated useful life of the assets, and generally range from five to thirty years.

Product rights and other intangible assets

Product rights are stated at cost, less accumulated amortization, and are amortized on the straight-line basis over their estimated useful lives ranging from seventeen to twenty years. Goodwill is amortized on the straight-line basis over twenty years or less and is primarily related to Watson's acquisition of The Rugby Group, Inc. (Note 2). Other intangible assets are amortized over their estimated useful lives, using the straight-line method. Total accumulated amortization related to product rights and other intangible assets was $63.8 million and $40.1 million at December 31, 1999 and 1998, respectively.

Potential impairment of long-lived assets

Watson annually evaluates its long-lived assets, including product rights, for potential impairment. When circumstances indicate that the carrying amount of the asset may not be recoverable, as demonstrated by estimated future cash flows, an impairment loss would be recorded based on fair value.

Revenue recognition

Watson recognizes revenue, net of sales discounts and allowances, from the sale of its pharmaceutical products upon shipment.

Watson has entered into various collaborative research and development, product licensing and marketing agreements with certain pharmaceutical and other companies. Research, development and licensing revenues are recognized as earned based on terms in the specific contracts. Milestone payments are included in revenues during the period in which the applicable milestone is achieved.

Sales to major customers

McKesson HBOC, Inc. accounted for 20%, 16% and 11% of Watson's net revenues in 1999, 1998 and 1997, respectively. Bergen Brunswig Corporation accounted for 12%, 11% and 10% of Watson's net revenues in 1999, 1998 and 1997, respectively. Cardinal Health, Inc. accounted for 12% of Watson's net revenues in 1999.

Research and development activities

Research and development activities are expensed as incurred and consist of self-funded research and development costs and the costs associated with work performed under collaborative research and development agreements. Research and development expenses include direct and allocated expenses and exclude reimbursable general and administrative costs. Research and development expenses incurred under collaborative agreements were approximately $7.9 million, $14.0 million and $15.6 million for the years ended December 31, 1999, 1998 and 1997, respectively.

Income taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings per share ("EPS")

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding in each year. Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding plus any potential dilution that could occur if options and warrants were converted into common stock in each year.

A reconciliation of the numerators and the denominators of basic and diluted EPS for the years ended December 31, 1999, 1998, and 1997 is as follows (in thousands, except for EPS):

                                                         Years ended December 31,
                                                   ------------------------------------
                                                     1999          1998          1997
                                                   --------      --------      --------
Numerator:
   Net income ...............................      $182,661      $121,774      $ 94,655
                                                   ========      ========      ========
Denominators:
   Denominator for basic EPS, weighted
      average shares outstanding ............        98,500        97,460        95,240
   Assumed exercise of dilutive stock
      options and warrants ..................         2,020         2,680         2,590
                                                   --------      --------      --------

   Denominator for diluted EPS ..............       100,520       100,140        97,830
                                                   ========      ========      ========

Basic EPS ...................................      $   1.85      $   1.25      $   0.99
                                                   ========      ========      ========

Diluted EPS .................................      $   1.82      $   1.22      $   0.97
                                                   ========      ========      ========

Concentration of credit risk

Watson is subject to a concentration of credit risk with respect to its accounts receivable balance, all of which is due from wholesalers, distributors, chain drug stores and service providers in the health care and pharmaceutical industries throughout the United States. At December 31, 1999 and 1998, approximately 54% and 57%, respectively, of the trade receivable balances represented amounts due from three customers in 1999 and four customers in 1998. Watson performs ongoing credit evaluations of its customers and maintains reserves for potential uncollectible accounts. Actual losses from uncollectible accounts have been minimal.

Reclassifications

Certain amounts in the 1998 and 1997 financial statements have been reclassified to conform with the 1999 presentation. These reclassifications had no effect on net income or retained earnings.

NOTE 2 -- ACQUISTIONS OF PRODUCTS AND BUSINESSES

Subsequent event -  2000 acquisition of Makoff

On November 15, 2000, Watson completed its acquisition of Makoff R&D Laboratories, Inc., ("Makoff") a developer, licensor and marketer of pharmaceutical products and medical foods related to the management of kidney disease. Under the terms of the merger agreement, each share of Makoff common stock was converted into the right to receive 1.9555 of a share of Watson's common stock. Accordingly, Watson issued approximately 2.8 million common shares, having a market value of approximately $155 million on the date of acquisition, in exchange for all the outstanding common shares of Makoff. The acquisition qualified as a pooling of interests for accounting purposes and a tax-free reorganization under Section 368(a) of the Internal Revenue Code. In connection with this acquisition, Watson expects to record a special, one-time charge during the fourth quarter of 2000, in an amount not yet determinable, for certain merger-related expenses.

1999 acquisition of TheraTech

In January 1999, Watson completed its acquisition of TheraTech. TheraTech is a drug-delivery company that develops, manufactures and markets innovative products based on its patented and proprietary technologies and systems. Under the terms of the merger agreement, each share of TheraTech common stock was converted into the right to receive 0.2663 of a share of Watson's common stock. Accordingly, Watson issued approximately 5.8 million common shares having a market value of approximately $330 million on the date of acquisition in exchange for all the outstanding common shares of TheraTech. The acquisition qualified as a tax-free merger under Section 368(a) of the Internal Revenue Code and was accounted for as a pooling of interests.

In connection with this acquisition, during the first quarter of 1999, Watson recorded a special charge of $20.5 million for certain merger and related expenses. The charge consisted of transaction fees for investment bankers, attorneys, accountants and financial printing costs ($11.1 million) and closure costs associated with the elimination of duplicate or discontinued products, operations and facilities ($9.4 million). The eliminated operations were not significant to Watson. The $9.4 million of closure costs consisted of employee termination costs ($3.9 million), non-cash facility shutdown and asset impairment costs ($4.2 million) and lease and contract termination costs ($1.3 million). As of December 31, 1999, Watson had paid all material merger-related costs and charged-off the impaired assets and shutdown facilities.

Combined and separate selected financial data of Watson, Makoff and TheraTech for the three years in the period ended December 31, 1999 are summarized as follows (in thousands):

                                                                        Adjust-
                              Watson        Makoff       TheraTech       ments         Combined
                             --------      -------       ---------      --------       --------
1999
Net revenues ..........      $689,232      $ 15,658       $     --      $     --       $704,890
                             ========      ========       ========      ========       ========
Net income ............      $178,881      $  3,780       $     --      $     --       $182,661
                             ========      ========       ========      ========       ========
1998
Net revenues ..........      $556,148      $ 10,992       $ 40,045      $     --       $607,185
                             ========      ========       ========      ========       ========
Net income (loss) .....      $120,829      $  3,092       $ (2,147)     $     --       $121,774
                             ========      ========       ========      ========       ========

1997
Net revenues ..........      $324,015      $  7,039       $ 38,206      $     --       $369,260
                             ========      ========       ========      ========       ========
Net income (loss) .....      $ 90,184      $   (995)      $  5,851      $   (385)      $ 94,655
                             ========      ========       ========      ========       ========



Prior to its merger with Watson, Makoff was taxed as an "S" Corporation. All Makoff income, losses, gains and credits were passed through to the Makoff stockholders. Accordingly, no income tax provision is included in the accompanying supplemental financial statements related to Makoff's income. The pro forma diluted earnings per share amount presented in the statement of income for 1999 reflects the company's results of operations as if Makoff's pretax earnings were taxed at Watson's historic effective tax rate. Also prior to its merger with Watson, Makoff made distributions to its stockholders totaling $2.8 million and $48,000 in 1999 and 1997, respectively. Watson has not made distributions to its stockholders since its initial public offering in 1993 and does not anticipate doing so in the foreseeable future.

The separate 1999 operating results of TheraTech, for the period prior to its acquisition in January 1999, were not material. The combined financial results of Watson, Makoff and TheraTech include certain reclassifications to conform the financial statement presentations of the companies.

1999 acquisitions of transdermal systems product rights
In May 1999, Watson reacquired the U.S. and Canadian rights to the Androderm(R) testosterone transdermal system from SmithKline Beecham for $24.5 million in cash and, in October 1999, reacquired the marketing and distribution rights for the Alora(R) estradiol transdermal system from Procter & Gamble for approximately $37.5 million in cash. In connection with the Alora(R) acquisition, Watson also reacquired rights to an estradiol and progestin combination patch product for certain contingent payments aggregating $37.5 million payable upon FDA approval of a pending new drug application.

Acquisitions of oral contraceptive products from G. D. Searle & Co.

In October 1997, Watson acquired the U.S. rights to certain existing and future Searle branded off-patent oral contraceptive products. For the existing products acquired in 1997, Watson made cash payments of $85 million and $51.5 million to Searle in 1997 and 1998, respectively. Under the terms of this agreement, Watson exercised its right to acquire two additional oral contraceptives, Ogestrel(R) and Low-Ogestrel(R), during 1999. For the 1999 product acquisitions, Watson made cash payments aggregating $33.8 million to Searle and agreed to certain contingent payments based on the technology transfer and net aggregate annual sales of certain of the acquired products. Watson entered into supply agreements with Searle whereby Watson has the right to purchase these products from Searle through October 2001 and, for some products, beyond.

Under a separate agreement with Searle, in November 1998, Watson acquired the U.S. rights to three other oral contraceptive products for $120 million in cash. Watson entered into a supply agreement allowing it to purchase these products in finished form from Searle for two years and in bulk form for an additional one-year period.

1998 acquisition of The Rugby Group, Inc.

In February 1998, Watson completed its acquisition of Rugby from Hoechst Marion Roussel, Inc. Rugby developed, manufactured and marketed a wide array of off-patent pharmaceutical products. Under the terms of the agreement, Watson acquired Rugby and its abbreviated new drug applications, which included several licensed products, plus Rugby's sales and marketing operations for U.S. off-patent and over-the-counter pharmaceutical products. The transaction also included Rugby's product development group and product development pipeline. Under the terms of the acquisition agreement, Watson paid approximately $67.5 million in cash at closing and agreed to a contingent payment, due in March 2000, based on future sales and operating results. The total contingent amount payable is estimated to be $19.8 million and has been recorded as an addition to the cost of the Rugby acquisition in the consolidated balance sheets at December 31, 1999. The excess of the aggregate purchase price over the fair value of the assets acquired was $45.6 million at December 31, 1999, and is being amortized over 20 years.

The acquisition was accounted for as a purchase and Rugby's results of operations have been recorded in Watson's consolidated financial statements since the date of acquisition. Under the purchase method of accounting, the purchase price is generally allocated to the acquired assets and liabilities based on their estimated fair values at the date of acquisition. However, the portion of the purchase price allocated to in-process research and development ("IPR&D") is not an asset, but instead, represents the valuation of acquired, to-be-completed research projects and is charged to expense. Watson charged $13 million of the Rugby purchase price to IPR&D expense in the first quarter of 1998.

1997 acquisition of product rights to Dilacor XR(R)

In June 1997, Watson acquired the exclusive U.S. and certain worldwide marketing, sales, and distribution rights to Dilacor XR(R) from Rhone-Poulenc Rorer, Inc. and its affiliates (collectively "RPR") for $190 million in cash and future royalties. Dilacor XR(R) has been available in the U.S. for the treatment of hypertension since June 1992 and for treatment of chronic stable angina since March 1995.

Watson and RPR entered into a supply agreement whereby RPR agreed to supply Watson with all of its requirements for Dilacor XR and its generic equivalent through June 2000. However, RPR's designated contract manufacturer ceased operations in August 1998 after an FDA inspection and has not manufactured any Dilacor XR or its generic equivalent since that time. During 1999, Watson obtained intermittent releases of these products from the inventories that existed at the time of the production shutdown and, in late 1999, received all remaining inventories from RPR's contract manufacturer. Watson is exploring alternate supply sources for Dilacor XR(R).

1997 acquisition of Royce Laboratories, Inc.

In April 1997, Watson acquired Royce by issuing approximately 5.2 million shares of its common stock having a market value of approximately $100 million at the date of acquisition. Royce developed and manufactured off-patent prescription drugs in solid dosage forms (tablets and capsules). The acquisition was accounted for as a pooling of interests and the transaction qualified as a tax-free merger.

1997 acquisition of Oclassen Pharmaceuticals, Inc.

In February 1997, Watson acquired Oclassen by issuing approximately 6.6 million shares of its common stock having a market value of approximately $135 million at the date of acquisition. The acquisition was accounted for as a pooling of interests for accounting purposes and qualified as a tax-free merger under
Section 368(a) of the Internal Revenue Code. Oclassen marketed dermatology products used to prevent and treat skin diseases.

NOTE 3 - BALANCE SHEET COMPONENTS

Selected balance sheet components consisted of the following:

                                                        December 31,
                                                 -------------------------
                                                   1999            1998
                                                 ---------       ---------
                                                       (in thousands)
Inventories:
   Raw materials ..........................      $  48,952       $  26,109
   Work-in-progress .......................         13,897          12,980
   Finished goods .........................         46,228          43,218
                                                 ---------       ---------
                                                 $ 109,077       $  82,307
                                                 =========       =========
Property and equipment:
   Buildings and improvements .............      $  64,114       $  58,682
   Leasehold improvements .................         14,773          14,467
   Land and land improvements .............         10,633           9,674
   Machinery and equipment ................         90,670          72,499
   Research and laboratory equipment ......         24,571          20,778
   Furniture and fixtures .................          6,895           4,753
                                                 ---------       ---------
                                                   211,656         180,853
     Less accumulated depreciation and
        amortization ......................        (83,624)        (67,153)
                                                 ---------       ---------
                                                   128,032         113,700
   Construction in progress ...............         11,571          12,640
                                                 ---------       ---------
                                                 $ 139,603       $ 126,340
                                                 =========       =========
Accounts payable and accrued expenses:
   Trade accounts payable .................      $  37,321       $  37,482
   Royalties payable ......................          8,061           8,227
   Accrued payroll and benefits ...........          6,827           8,170
   Other accrued liabilities ..............          9,103          19,699
                                                 ---------       ---------
                                                 $  61,312       $  73,578
                                                 =========       =========

NOTE 4 - INVESTMENTS AND OTHER ASSETS

Investments and other assets consisted of the following:

                                               December 31,
                                         ----------------------
                                           1999          1998
                                         --------      --------
                                             (in thousands)
Long-term investments .............      $211,895      $138,514
Investments in joint ventures .....        40,639        46,232
Long-term deferred tax assets .....        25,838         3,610
Other assets ......................        13,270        12,944
                                         --------      --------
                                         $291,642      $201,300
                                         ========      ========

Long-term investments

Long-term investments consisted primarily of Watson's investment in Andrx Corporation. Andrx is a drug-delivery company utilizing controlled-release technologies to develop oral pharmaceutical products. Andrx' common stock trades on the Nasdaq Stock Market under the symbol ADRX. At December 31, 1998, Watson owned 5.4 million Andrx common shares (adjusted for a June 1999 two-for-one stock split). In June 1999, Watson exercised a warrant to acquire an additional
0.7 million common shares for $3 million and, in November 1999, sold approximately 1.1 million Andrx shares on the open market for $54.6 million, recording a gain of $44.3 million. At December 31, 1999, Watson owned approximately 5 million of Andrx' common shares, or 15.8% of the total shares outstanding. Watson's unrealized gain on its Andrx investment was approximately $109 million and $61 million (net of income taxes of approximately $72 million and $40 million), at December 31, 1999 and 1998, respectively. The unrealized gain on Andrx is the primary component of accumulated other comprehensive income in the stockholders' equity section of Watson's consolidated balance sheets.

Investment in Somerset joint venture

Watson owns 50% of the outstanding common stock of Somerset and utilizes the equity method to account for this investment. Somerset manufactures and markets the product Eldepryl(R), which is used in the treatment of Parkinson's disease. Watson recorded a loss from Somerset's operations of $2.9 million in 1999, and recorded earnings from Somerset of $7.4 million and $12.7 million in 1998 and 1997, respectively. The Somerset joint venture results reported by Watson consist of 50% of Somerset's earnings and management fees, offset by the amortization of goodwill. The net excess of the cost of this investment over the fair value of net assets acquired was $4.5 million and $5.4 million at December 31, 1999 and 1998, respectively. Such goodwill is amortized on the straight-line basis over 15 years.

In connection with an examination of Somerset's federal income tax returns for the three years ended December 31, 1995, the Internal Revenue Service, in June 1997, issued to Somerset a report that contains proposed adjustments to Somerset's use of tax credits claimed under Internal Revenue Code Section 936. Under the proposed adjustments, Somerset could be subject to approximately $34 million of additional income taxes and interest charges that have not been accrued at December 31, 1999. This estimate reflects an approximately $20 million increase in potential income taxes over the prior year primarily due to losses incurred by Somerset in 1999 and the anticipation of losses in the near future which would not allow Somerset to utilize Puerto Rican tax credits. Of any income tax and interest expense amounts ultimately recorded by Somerset, 50% would be Watson's share.

In September 1999, Somerset's case was transferred from the appellate level back to the agent level for further development of the facts. Management of Somerset believes that it has met all of the requirements to qualify for the tax credits available under Internal Revenue Code Section 936, and intends to continue to vigorously defend its position in this matter.

NOTE 5 -- LONG-TERM DEBT

Long-term debt consisted of the following:

                                                        December 31,
                                                -------------------------
                                                  1999            1998
                                                ---------       ---------
                                                       (in thousands)
Senior unsecured notes, 7.125%, face
  amount of $150 million, due 2008
  (effective rate of 7.25%) ..............      $ 148,608       $ 148,489
Unsecured note, 8.1%, due August 2001 ....          1,383           2,174
Other notes payable ......................          2,488           2,730
                                                ---------       ---------
                                                  152,479         153,393
Less current portion .....................         (2,114)         (2,012)
                                                ---------       ---------
                                                $ 150,365       $ 151,381
                                                =========       =========


In May 1998, Watson issued $150 million of 7.125% senior unsecured notes. These notes are due in May 2008, with interest-only payments due semi-annually in November and May. Watson must maintain specified financial ratios and comply with certain restrictive covenants.

Annual maturities of notes payable, other than the senior unsecured notes, are as follows: $2.1 million in 2000, $1.2 million in 2001 and $0.6 million thereafter.

NOTE 6 - INCOME TAXES

The provision for income taxes is summarized as follows:

                                                 Years ended December 31,
                                         --------------------------------------
                                           1999           1998           1997
                                         --------       --------       --------
                                                     (in thousands)
Current provision:
   Federal ........................      $ 86,992       $ 67,352       $ 47,113
   State ..........................         9,785          9,341          9,373
                                         --------       --------       --------
                                           96,777         76,693         56,486
                                         --------       --------       --------
Deferred provision (benefit):
   Federal ........................        (2,869)           920         (1,966)
   State ..........................          (157)           635            280
                                         --------       --------       --------
                                           (3,026)         1,555         (1,686)
                                         --------       --------       --------
Provision for income taxes ........      $ 93,751       $ 78,248       $ 54,800
                                         ========       ========       ========

The exercise of certain stock options results in a tax benefit and has been reflected as a reduction of income taxes payable and an increase to additional paid-in capital. Such benefits recorded were $12.1 million, $13.6 million and $10.9 million for the years ended December 31, 1999, 1998 and 1997, respectively. Income taxes of $1.9 million have been provided for the possible distribution of approximately $26 million of undistributed earnings related to Watson's investments in joint ventures.

Reconciliations between the statutory federal income tax rate and Watson's effective income tax rate were as follows:

                                                           Years ended December 31,
                                                          -------------------------
                                                          1999       1998      1997
                                                          ----       ----      ----
Federal income tax at statutory rates ...............       35%        35%       35%
State income taxes, net of federal benefit ..........        2          3         4
Merger costs capitalized for tax purposes ...........        1         --         2
Valuation allowance reduction for tax law change ....       (4)        --        --
IPR&D costs capitalized for tax purposes ............       --          2        --
Dividends received deduction ........................       --         --        (2)
Other ...............................................       --         --        (3)
                                                           ---        ---       ---
                                                            34%        40%       36%
                                                           ===        ===       ===

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. The significant components of Watson's net deferred tax assets and liabilities were:

                                                              December 31,
                                                         -----------------------
                                                           1999           1998
                                                         --------       --------
                                                              (in thousands)
Benefits from net operating loss carryforwards ....      $ 11,650       $ 18,574
Benefits from tax credit carryforwards ............         3,043          2,833
Differences in financial statement and
   Tax accounting for:
   Inventory and receivables ......................        15,827         21,633
   Research and development .......................           805          1,732
   Property, equipment and intangible assets ......       (11,973)       (11,487)
   Investments in joint ventures ..................        (1,948)        (2,241)
   Non-compete agreement ..........................        10,209             --
Unrealized holding gains on securities ............       (72,515)       (40,605)
Valuation allowance ...............................            --        (20,145)
Other .............................................         3,495          8,599
                                                         --------       --------
                                                         $(41,407)      $(21,107)
                                                         ========       ========

Watson had net operating loss ("NOL") carryforwards at December 31, 1999 of approximately $28 million, $25 million and $3 million for federal, Utah and Florida state income tax purposes, respectively. During 1999, Watson utilized NOL carryforwards of approximately $23 million to offset federal taxable income. Due to restrictions imposed as a result of ownership changes to acquired subsidiaries, the amount of the NOL carryforward available to offset future taxable income is subject to limitation. The annual NOL utilization may be further limited if additional changes in ownership occur. Watson's NOL carryforwards will begin to expire at various dates beginning in year 2003, if not utilized.

Watson had maintained a valuation allowance against certain deferred tax assets related to acquired NOL carryforwards because of uncertainty as to their future realization under the Separate Return Limitation Year ("SRLY") rules. As a result of changes made to the SRLY rules in June 1999, management determined that the carryforwards would be realized and that the related valuation allowance should be reversed. The reversal of the valuation allowance resulted in a reduction in Watson's 1999 income tax provision, and a corresponding increase in Watson's deferred tax assets, aggregating $9.8 million. For tax purposes, $4.1 million of that total may not be utilized until future years, and was reflected as a one-time reduction in income tax expense during the second quarter 1999. The remaining $5.7 million was utilized for tax purposes during 1999 and was recognized through a reduction in Watson's effective tax rate during the final three quarters of 1999.

Approximately $7.5 million of the valuation allowance for deferred tax assets at December 31, 1998 related to benefits of stock option deductions that were recognized and credited to additional paid-in capital in 1999. In addition, approximately $2.8 million of valuation allowance was released during 1999, when Watson determined that the deferred tax assets to which it had related would be realized.

NOTE 7 - STOCKHOLDERS' EQUITY

Preferred stock

In 1992, Watson authorized 2.5 million shares of no par preferred stock. The Board of Directors has the authority to fix the rights, preferences, privileges and restrictions, including dividend rates, conversion and voting rights, terms and prices of redemptions and liquidation preferences without vote or action by the stockholders. At December 31, 1999, no preferred stock had been issued.

Stock option plans

Watson has adopted several stock option plans that authorize the granting of options to purchase Watson's common stock subject to certain conditions. At December 31, 1999, Watson had reserved 9.8 million shares of its common stock for issuance upon exercise of options granted or to be granted under these plans. The options are granted at the fair market value of the shares underlying the options at the date of the grant, generally become exercisable over a five-year period and expire in ten years. In conjunction with certain of Watson's acquisitions, Watson assumed stock option and warrant plans from the acquired companies. The options and warrants in these plans were adjusted by the individual exchange ratios specified in each transaction. No additional options or warrants will be granted under any of the assumed plans.

Watson has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, which require compensation expense for options to be recognized when the market price of the underlying stock exceeds the exercise price on the date of the grant. Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), permits companies to apply existing accounting rules under APB 25 and provide pro forma disclosures of net income and earnings per share as if the fair value method (as defined in FAS 123) had been applied. Had compensation cost been determined using the fair value method prescribed by FAS 123, Watson's net income and earnings per share would have been as follows:

                                                          Years ended December 31,
                                                   ------------------------------------------
                                                     1999            1998            1997
                                                   ----------      ----------      ----------
                                                     (in thousands, except per share amounts)
Pro forma net income ........................      $  165,250      $  108,525      $   85,775
                                                   ==========      ==========      ==========
Pro forma basic EPS .........................      $     1.68      $     1.11      $     0.90
                                                   ==========      ==========      ==========
Pro forma diluted EPS .......................      $     1.64      $     1.08      $     0.88
                                                   ==========      ==========      ==========

The weighted average fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999, 1998 and 1997, respectively: no dividend yield; expected volatility of 49%, 41% and 49%, risk-free interest rate of 5.59%, 5.14% and 6.15% per annum; and expected terms ranging from approximately seven to eight years. Weighted averages are used because of varying assumed exercise dates.

A summary of Watson's stock option plans as of December 31, 1999, 1998 and 1997, and for the years then ended is presented below (shares in thousands):

                                                                   Years ended December 31,
                                          ---------------------------------------------------------------------------
                                                   1999                       1998                       1997
                                          ---------------------      ---------------------      ---------------------
                                                       Weighted                   Weighted                   Weighted
                                                       Average                    Average                    Average
                                                       Exercise                   Exercise                   Exercise
                                           Shares        Price       Shares         Price       Shares         Price
                                          -------      --------      -------      --------      -------      --------
Outstanding-beginning of year ......        6,784       $ 24.26        7,580       $ 19.09        8,138       $ 13.62
   Granted .........................        1,720         38.30        1,272         42.26        2,520         23.88
   Exercised .......................         (642)        15.99       (1,643)        14.49       (2,500)         6.14
   Cancelled .......................         (668)        31.58         (425)        20.63         (578)        19.00
                                          -------                    -------                    -------
Outstanding-end of year ............        7,194       $ 27.11        6,784       $ 24.26        7,580       $ 19.09
                                          =======                    =======                    =======
Weighted average fair value
of options granted .................      $ 23.46                    $ 20.42                    $ 12.31
                                          =======                    =======                    =======


The following table summarizes information about stock options outstanding at December 31, 1999 (shares in thousands):

                                             Options Outstanding                            Options Exercisable
                              ----------------------------------------------            -------------------------
                                                 Weighted           Weighted                             Weighted
                                                  Average           Average                              Average
          Range of                               Remaining          Exercise                             Exercise
      Exercise Prices         Shares           Life in Years         Price              Shares             Price
      ---------------         ------           -------------        --------            ------           --------
$  3.13   to  $ 15.00 .....     1,068                4.1             $ 8.92              1,018             $ 8.72
$ 15.01   to  $ 20.00 .....     1,954                6.2              17.86              1,243              18.00
$ 20.01   to  $ 30.00 .....       864                7.1              23.99                403              23.24
$ 30.01   to  $ 40.00 .....     1,940                8.5              34.64                428              34.36
$ 40.01   to  $ 50.00 .....     1,081                8.3              43.45                276              42.70
$ 50.01   to  $ 58.21 .....       287                8.9              54.75                 26              53.10
                               ------                                                    -----
                                7,194                7.1             $27.11              3,394             $20.18
                               ======                                                    =====

NOTE 8 - RELATED PARTIES

Watson leases a portion of its facilities from a trust in which Watson's Chairman and Senior Vice President, Scientific Affairs, have beneficial interests. The aggregate rent expense paid to related parties in 1999, 1998 and 1997 was $360,000, $345,000 and $330,000, respectively, and was allocated to cost of sales, research and development and selling, general and administrative expenses.

One of TheraTech's former directors is also a director of Palatin Technologies, Inc. During 1998, Watson made a $2 million equity investment in Palatin, a publicly traded company. Also, in 1998, Watson entered into a licensing and development agreement with Palatin to develop oral transmucosal delivery systems for peptide products. Under this agreement, in 1999 and 1998, Watson earned research and development revenues of $250,000 and $860,000, respectively.

Watson had notes receivable due from executive officers aggregating $920,000 at December 31, 1998. The notes were repaid to Watson in 1999.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Facility and equipment leases

Watson has entered into operating leases for certain facilities and equipment. The terms of the operating leases for Watson's facilities require Watson to pay property taxes, normal maintenance expenses and maintain minimum insurance coverage. Total rental expense for operating leases in 1999, 1998 and 1997, including rent paid to related parties, was $7.2 million, $6.8 million and $3.9 million, respectively.

At December 31, 1999, future minimum lease payments under all non-cancelable operating leases consisted of $6.7 million in 2000, $5.7 million in 2001, $4.9 million in 2002, $1.3 million in 2003, $0.6 million in 2004, and $3.3 million thereafter.

Employee retirement plans

Watson maintains 401(k) retirement plans covering substantially all employees. Watson contributes to the plans based upon the employee contributions. Watson contributed $1.8 million, $1.4 million and $1.0 million to these retirement plans for the years ended December 31, 1999, 1998, and 1997, respectively.

Legal matters

Watson is involved in various disputes and litigation matters that arise in the ordinary course of business. The litigation process is inherently uncertain and it is possible that the resolution of these disputes and lawsuits may adversely affect Watson. Management believes, however, that the ultimate resolution of such matters will not have a material adverse impact on Watson's consolidated financial position or results of operations.

NOTE 10 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Unaudited quarterly financial and market price information follows (in thousands, except per share data):

                                               Fourth           Third          Second          First
1999                                           Quarter         Quarter         Quarter         Quarter
----                                          ---------       ---------       ---------       ---------
Net revenues ...........................      $ 193,161       $ 173,025       $ 172,819       $ 165,885
Cost of sales ..........................         65,855          61,837          56,219          50,429
                                              ---------       ---------       ---------       ---------
   Gross profit ........................        127,306         111,188         116,600         115,456
                                              ---------       ---------       ---------       ---------
Operating expenses .....................         57,602          53,998          51,212          66,663
Gain on sales of Andrx securities ......         44,275              --              --              --
Other expense, net .....................          2,870           2,815           1,428           1,825
Provision for income taxes .............         37,600          18,760          17,693          19,698
                                              ---------       ---------       ---------       ---------
   Net income ..........................      $  73,509       $  35,615       $  46,267       $  27,270
                                              =========       =========       =========       =========
   Basic earnings per share ............      $    0.75       $    0.36       $    0.47       $    0.28
                                              =========       =========       =========       =========
   Diluted earnings per share ..........      $    0.73       $    0.35       $    0.46       $    0.27
                                              =========       =========       =========       =========

   Market price per share  High ........      $   43.31       $   40.31       $   47.50       $   62.94
                           Low .........      $   26.50       $   28.00       $   30.50       $   37.06

                                               Fourth           Third         Second         First
1998                                           Quarter         Quarter        Quarter        Quarter
----                                          ---------       ---------      ---------      ---------
Net revenues ...........................      $ 154,174       $ 160,372      $ 153,983      $ 138,656
Cost of sales ..........................         53,951          57,600         54,478         46,012
                                              ---------       ---------      ---------      ---------
   Gross profit ........................        100,223         102,772         99,505         92,644
                                              ---------       ---------      ---------      ---------
Operating expenses .....................         49,701          48,645         48,989         54,555
Other income (expense), net ............           (575)          1,923          2,605          2,815
Provision for income taxes .............         21,053          20,037         19,407         17,751
                                              ---------       ---------      ---------      ---------
   Net income ..........................      $  28,894       $  36,013      $  33,714      $  23,153
                                              =========       =========      =========      =========
   Basic earnings per share ............      $    0.30       $    0.37      $    0.35      $    0.24
                                              =========       =========      =========      =========
   Diluted earnings per share ..........      $    0.29       $    0.36      $    0.34      $    0.23
                                              =========       =========      =========      =========

   Market price per share   High .......      $   63.00       $   52.88      $   49.50      $   42.94
                            Low ........      $   42.00       $   40.25      $   36.25      $   30.50



The quarterly data above were restated, as applicable, for the acquisitions of TheraTech in January 1999 and Makoff in November 2000. Both acquisitions were accounted for under the pooling of interests method as further discussed in Note 2.

                          WATSON PHARMACEUTICALS, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                 (Unaudited; in thousands, except share amounts)

                                                                    September 30,   December 31,
                                                                        2000            1999
                                                                    ------------    ------------
                                       ASSETS

Current assets:
   Cash and cash equivalents .....................................   $  108,962      $  108,172
   Marketable securities .........................................       23,504          13,865
   Accounts receivable, net ......................................       87,598         182,616
   Inventories ...................................................      258,821         109,077
   Assets held for disposition ...................................      129,877              --
   Prepaid expenses and other current assets .....................       31,005          10,026
   Deferred tax assets ...........................................       81,920          19,815
                                                                     ----------      ----------

     Total current assets ........................................      721,687         443,571

Property and equipment, net ......................................      184,945         139,603
Investments and other assets .....................................      356,470         291,642
Product rights and other intangibles, net ........................    1,439,936         574,418
                                                                     ----------      ----------

                                                                     $2,703,038      $1,449,234
                                                                     ==========      ==========
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses .........................   $  154,300      $   61,312
   Income taxes payable ..........................................       23,593          33,550
   Current portion of long-term debt .............................       38,157           2,114
   Current liability from acquisitions of products and
    businesses ...................................................        7,658          37,458
                                                                     ----------      ----------
     Total current liabilities ...................................      223,708         134,434

Long-term debt ...................................................      500,776         150,365
Other long-term liabilities ......................................       17,088          18,067
Deferred income taxes ............................................      339,519          87,060
                                                                     ----------      ----------
     Total liabilities ...........................................    1,081,091         389,926
                                                                     ----------      ----------
Commitments and contingencies ....................................
Minority interest ................................................           --             400
                                                                     ----------      ----------
Stockholders' equity:
Preferred stock; no par value per share;
  2,500,000 shares authorized; none outstanding ..................           --              --
Common stock; $0.0033 par value per share; 500,000,000
 shares authorized; 105,479,500,and 98,853,000 shares ............          348             326
outstanding
Additional paid-in capital .......................................      726,261         399,424
Retained earnings ................................................      735,266         551,628
Accumulated other comprehensive income ...........................      160,072         107,530
                                                                     ----------      ----------

     Total stockholders' equity ..................................    1,621,947       1,058,908
                                                                     ----------      ----------

                                                                     $2,703,038      $1,449,234
                                                                     ==========      ==========

    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, in thousands, except per share amounts)

                                                       Three Months Ended               Nine Months Ended
                                                           September 30,                  September 30,
                                                    -------------------------       -------------------------
                                                      2000            1999            2000            1999
                                                    ---------       ---------       ---------       ---------
Net revenues .................................      $ 187,854       $ 173,025       $ 565,750       $ 511,729
Cost of sales ................................         99,631          61,837         232,524         168,485
                                                    ---------       ---------       ---------       ---------
     Gross profit ............................         88,223         111,188         333,226         343,244
                                                    ---------       ---------       ---------       ---------
Operating expenses:
   Research and development ..................         12,927          12,578          38,330          36,665
   Selling, general and administrative .......         49,107          33,719         116,012          93,000
   Amortization ..............................         18,210           7,701          35,646          21,741
   Charge for acquired in-process
     research and development (Note B) .......        115,000              --         115,000              --
   Merger and related expenses (Note C) ......             --              --              --          20,467
                                                    ---------       ---------       ---------       ---------
     Total operating expenses ................        195,244          53,998         304,988         171,873
                                                    ---------       ---------       ---------       ---------
Operating income (loss) ......................       (107,021)         57,190          28,238         171,371
                                                    ---------       ---------       ---------       ---------
Other income (expense):
   Equity in earnings (losses)
     of joint ventures .......................              2          (1,317)         (3,709)           (932)
   Gains on sales of securities ..............         93,766              --         342,161              --
   Interest and other income .................          5,249           1,251          13,601           3,228
   Interest expense ..........................        (10,589)         (2,749)        (15,898)         (8,364)
                                                    ---------       ---------       ---------       ---------
     Total other income (expense), net .......         88,428          (2,815)        336,155          (6,068)
                                                    ---------       ---------       ---------       ---------
Income (loss) before income taxes and
   extraordinary item ........................        (18,593)         54,375         364,393         165,303

Provision for income taxes ...................         34,099          18,760         177,109          56,151
                                                    ---------       ---------       ---------       ---------
Income (loss) before extraordinary item ......        (52,692)         35,615         187,284         109,152

Extraordinary loss on early retirement of
   debt, net of tax of $730 ..................         (1,216)             --          (1,216)             --
                                                    ---------       ---------       ---------       ---------
Net income (loss) ............................      $ (53,908)      $  35,615       $ 186,068       $ 109,152
                                                    =========       =========       =========       =========
Earnings (loss) per share:
   Basic .....................................      $   (0.53)      $    0.36       $    1.86       $    1.11
                                                    =========       =========       =========       =========
   Diluted ...................................      $   (0.53)      $    0.36       $    1.82       $    1.09
                                                    =========       =========       =========       =========
Weighted average shares outstanding:
   Basic .....................................        101,735          98,583         100,075          98,413
                                                    =========       =========       =========       =========
   Diluted ...................................        101,735         100,243         102,100         100,598
                                                    =========       =========       =========       =========

    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)


                                                                                      Nine Months Ended
                                                                                        September 30,
                                                                                  -------------------------
                                                                                    2000            1999
                                                                                  ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income .................................................................      $ 186,068       $ 109,152
                                                                                  ---------       ---------
Reconciliation to net cash provided (used) by operating activities:
  Depreciation .............................................................         13,242          10,050
  Amortization .............................................................         35,646          21,807
  Charge for acquired in-process research and development ..................        115,000              --
  Extraordinary loss on early retirement of debt ...........................          1,216              --
  Deferred income tax provision ............................................            409          20,686
  Equity in losses of joint ventures .......................................          3,998           1,260
  Gain on sale of Andrx securities .........................................       (342,161)             --
  Tax benefits related to exercise of stock options ........................         28,840          10,587
  Other ....................................................................         10,652           2,309
  Cash provided (used) by changes in
     assets and liabilities (net of acquisitions):
     Accounts receivable ...................................................         94,136         (35,600)
     Inventories ...........................................................        (91,585)        (24,293)
     Prepaid expenses and other current assets .............................        (11,660)         10,707
     Accounts payable and accrued expenses .................................        (32,238)         (7,477)
     Income taxes payable ..................................................        (17,241)         11,501
                                                                                  ---------       ---------
        Total adjustments ..................................................       (191,746)         21,537
                                                                                  ---------       ---------
        Net cash provided (used) by operating activities ...................         (5,678)        130,689
                                                                                  ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment ........................................        (21,835)        (19,733)
Purchases of marketable securities .........................................        (45,240)        (57,806)
Proceeds from maturities of marketable securities ..........................         34,531          59,874
Proceeds from sales of Andrx and other securities ..........................        366,576              --
Acquisition of Schein Pharmaceutical .......................................       (518,183)             --
Contingent payment related to acquisition of The Rugby Group ...............        (23,407)             --
Issuance of note receivable ................................................        (12,400)             --
Acquisitions of product rights .............................................         (6,553)        (64,318)
Additions to investments in joint ventures and other .......................           (437)         (5,593)
                                                                                  ---------       ---------

        Net cash used by investing activities ..............................       (226,948)        (87,576)
                                                                                  ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt ...................................        501,000              --
Retirement of Schein Pharmaceutical debt ...................................       (239,651)             --
Principal payments on long-term debt .......................................       (118,681)         (1,455)
Payments on liability for acquisition of product rights ....................        (15,000)        (30,380)
Distributions to stockholders ..............................................         (2,430)         (2,821)
Proceeds from exercise of stock options and warrants .......................        108,178          14,558
                                                                                  ---------       ---------

        Net cash provided (used) by financing activities ...................        233,416         (20,098)
                                                                                  ---------       ---------

        Increase in cash and cash equivalents ..............................            790          23,015

Cash and cash equivalents at beginning of period ...........................        108,172          63,576
                                                                                  ---------       ---------

Cash and cash equivalents at end of period .................................      $ 108,962       $  86,591
                                                                                  =========       =========


    See accompanying Notes to Supplemental Consolidated Financial Statements.

                          WATSON PHARMACEUTICALS, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- GENERAL

The accompanying unaudited consolidated financial statements of Watson Pharmaceuticals, Inc. and its subsidiaries ("Watson" or the "company") should be read in conjunction with Watson's Annual Report on Form 10-K for the year ended December 31, 1999. In the opinion of management, the accompanying financial statements contain all adjustments necessary to present fairly Watson's consolidated financial position and results of operations for the periods presented. Unless otherwise noted, all such adjustments are of a normal, recurring nature. In addition, we have reclassified certain prior year amounts in the consolidated financial statements to conform to the current year presentation. The results of operations for any interim period are not necessarily indicative of the results of operations that Watson may achieve for the entire year.

The supplemental consolidated financial statements of Watson have been prepared to give retroactive effect to the merger with Makoff R&D Laboratories, Inc. on November 15, 2000, as further discussed in Note C. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of the consummation; however, they will become the historical consolidated financial statements of Watson after financial statements covering the date of consummation of the business combination are issued.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB
101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Watson will adopt SAB 101 as required in fourth quarter 2000. The adoption of SAB 101 is not expected to have a material impact on the financial position or results of operations of Watson.

NOTE B -- ACQUISITION OF SCHEIN PHARMACEUTICAL, INC.

On August 28, 2000, Watson completed its acquisition of Schein Pharmaceutical, Inc. ("Schein"). Schein develops, manufactures and markets a broad line of generic products and has a branded business focused in the area of nephrology for the management of iron deficiency and anemia. The aggregate purchase price of $825 million to acquire all of the outstanding Schein shares consisted of (1) approximately $510 million in cash, (2) the issuance of approximately 5.4 million Watson common shares with a market value of $300 million, and (3) estimated direct transaction costs of $15 million. In addition, short term liabilities with a fair value of approximately $375 million (principally long-term debt that was subsequently retired) and long-term liabilities with a fair value of approximately $5 million were assumed by Watson. Watson accounted for this acquisition under the purchase method of accounting. Accordingly, Schein's results of operations and the estimated fair value of the assets acquired and liabilities assumed are included in Watson's financial statements from the date of acquisition.

Watson completed the acquisition in two steps. In the first step, on July 6, 2000, following a cash tender offer, a Watson subsidiary purchased approximately 26,068,500 shares of Schein common stock, constituting 77.8% of Schein's outstanding shares as of that date. Following the purchase of these shares, Watson repaid approximately $190 million of Schein indebtedness. The share purchase and debt retirement were financed utilizing $500 million borrowed under a new term loan facility and cash on hand. During August 2000, Watson retired the remaining $50 million of previous Schein indebtedness, utilizing cash on hand.

In the second step of the acquisition, on August 28, 2000, following Schein's stockholders' approval and adoption of the merger agreement, Watson converted each remaining outstanding share of Schein not purchased by Watson in the cash tender, into the right to receive 0.42187 of a share of Watson common stock. Accordingly, Watson issued approximately 5.4 million of its common shares, with a market value of approximately $300 million, in exchange for all of the remaining outstanding common shares of Schein.

Under the purchase method of accounting, the purchase price is generally allocated to the acquired assets and liabilities based on their estimated fair values at acquisition. Accordingly, these financial statements reflect a preliminary allocation of the purchase price to the acquired assets and liabilities based on Watson's estimates of fair values. Based on discounted cash flow models, approximately $600 million of the purchase price has been allocated to Schein's existing product rights. These product rights will be amortized on a straight-line basis over periods of two to 20 years, with the weighted average life approximating 17.5 years. The remaining excess of the purchase consideration over the fair value of the tangible net assets acquired of approximately $300 million has been recorded as goodwill, which is being amortized on a straight-line basis over 25 years.

Watson allocated a portion of the purchase price to in-process research and development (IPR&D). IPR&D represents ongoing research and development projects acquired by Watson for products that have not been approved by the Food and Drug Administration and would have no alternative future use. Under the purchase method of accounting, IPR&D is not an asset and, accordingly, the $115 million of the total purchase price of Schein that was determined to be IPR&D was charged to expense at the date of acquisition. The IPR&D charge relates to 30 generic product development projects, the three most significant of which were valued at$28.5 million, $16.8 million and $11.6 million. The value of each project was determined using discounted cash flow models, with the forecasted net cash flows for each product discounted back to its present value using discount factors (ranging from 30% to 65%) that take into account the stage of completion and the risks surrounding the successful commercial development of each purchased in-process development project. At the date of acquisition, Watson believes that the assumptions used in the valuation process were reasonable. No assurance can be given, however, that the underlying assumptions utilized in the valuation of these projects will be realized.

The following selected unaudited pro forma condensed combined financial information for the nine months ended September 30, 2000 and 1999 has been derived from the unaudited financial statements of Watson, included herein, and of Schein. It has been prepared to give effect to the merger using the purchase method of accounting for business combinations and assumes the merger had been effective as of the beginning of each period presented. This pro forma information has also been restated to include the operations of Makoff.

                                                 Nine Months Ended
                                                    September 30,
                                               ----------------------
                                                 2000          1999
                                               --------      --------
                                               (in thousands, except
                                                   per share data)
       Net revenues .....................      $758,825      $872,450

       Net income .......................       138,950        77,875

       Diluted earnings per share .......      $   1.30      $   0.73

In connection with Watson's acquisition of Schein, Watson acquired two injectable pharmaceutical manufacturing facilities, Steris Laboratories, Inc., located in Phoenix, Arizona, and Marsam Pharmaceuticals, Inc., located in Cherry Hill, New Jersey. Watson has decided that these two facilities do not contribute to its strategic long--term goals and is currently exploring strategic alternatives and expects to dispose of these facilities by third quarter 2001. Accordingly, these facilities were recorded at their estimated fair market values at the time of the Schein acquisition, based on the reports of an independent appraiser, and the net assets of the two facilities have been classified as a current asset on Watson's consolidated balance sheet. An accrual for estimated future losses at these facilities through their disposition is included in this balance. During the quarter ended September 30, 2000, these facilities operated at losses totaling $6.1 million, net of tax, that were applied against the accrual for estimated future losses. In addition, interest capitalized on these facilities aggregated $1.6 million, net of tax, during the quarter ended September 30, 2000 and was added to the carrying amount of these facilities.

A severance accrual of $33.5 million was established for termination costs associated with approximately 80 duplicative Schein employees. As of September 30, 2000, this balance was reduced by payments to $28.6 million.

NOTE C -- ACQUISITIONS OF OTHER BUSINESSES

Subsequent event -- 2000 acquisition of Makoff

On November 15, 2000, Watson completed its acquisition of Makoff, the sponsor of the New Drug Application for Ferrlecit(R) (sodium ferric gluconate in sucrose injection). Schein markets Ferrlecit(R) under exclusive marketing and distribution rights through a sublicense from Makoff. Aventis is the manufacturer of Ferrlecit(R) and licenses the marketing and distribution rights to Makoff. Under the terms of the agreement, Watson acquired all of Makoff's outstanding stock in a transaction that qualified as a pooling of interests for accounting purposes and a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Watson issued 1.9555 shares of its common stock for each share of Makoff stock, which resulted in the issuance of approximately 2.8 million Watson common shares. In connection with this acquisition, during the fourth quarter of 2000, Watson expects to record a special, one-time charge, in an amount not yet determinable, for certain merger-related costs.

TheraTech, Inc.

In January 1999, Watson completed its acquisition of TheraTech, a developer, manufacturer and marketer of branded pharmaceutical products. This acquisition was accounted for as a pooling of interests and, accordingly, the accompanying consolidated financial statements include the results of TheraTech for all periods presented. During the first quarter of 1999, Watson recorded a special charge of $20.5 million for certain TheraTech merger and related expenses.

NOTE D -- EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the weighted average common shares actually outstanding during a period. Diluted earnings per share is computed by dividing net income by the weighted average common shares that would have been outstanding during the period, assuming, among other things, that all vested in-the-money stock options had been exercised at the beginning of the period. The effect of such dilutive stock options was to increase weighted average common shares outstanding, for diluted earnings per share purposes, by 1,660,000 shares for the three months ended September 30, 1999, and by 2,025,000 and 2,185,000 shares for the nine months ended September 30, 2000 and 1999, respectively. Because inclusion of the effect of these stock options would have been antidilutive, their effect (which would have been to increase diluted weighted average shares outstanding by 2,615,000 shares) has been excluded from earnings per share computations for the three months ended September 30, 2000.

Basic and diluted earnings per share, giving effect to the extraordinary loss on early retirement of debt recorded during the quarter ended September 30, 2000, may be summarized as follows:

                                                           Three Months Ended           Nine Months Ended
                                                              September 30,                September 30,
                                                         -----------------------      -----------------------
                                                           2000           1999          2000           1999
                                                         --------       --------      --------       --------
BASIC EARNINGS PER SHARE:
Income (loss) before extraordinary item ...........      $  (0.52)      $   0.36      $   1.87       $   1.11
Extraordinary loss on early retirement of debt ....         (0.01)            --         (0.01)            --
                                                         --------       --------      --------       --------

Net income (loss) .................................      $  (0.53)      $   0.36      $   1.86       $   1.11
                                                         ========       ========      ========       ========

DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item ...........      $  (0.52)      $   0.36      $   1.83       $   1.09
Extraordinary loss on early retirement of debt ....         (0.01)            --         (0.01)            --
                                                         --------       --------      --------       --------

Net income (loss) .................................      $  (0.53)      $   0.36      $   1.82       $   1.09
                                                         ========       ========      ========       ========

Prior to its merger with Watson, Makoff was taxed as an "S" Corporation. All Makoff income, losses, gains and credits were passed through to the Makoff stockholders. Accordingly, no income tax provision is included in the accompanying supplemental financial statements related to Makoff's income. The company's results of operations would not have differed materially had Makoff been taxed as a "C" Corporation. Also, prior to its merger with Watson, Makoff made distributions to its stockholders. Watson has not made distributions to its stockholders since its initial public offering in 1993 and does not anticipate doing so in the foreseeable future.

NOTE E -- INVENTORIES

Inventories consisted of the following (in thousands):

                               September 30,  December 31,
                                   2000          1999
                               ------------   -----------
Raw materials ..............     $ 80,404      $ 48,952
Work-in-progress ...........       37,795        13,897
Finished goods .............      140,622        46,228
                                 --------      --------
                                 $258,821      $109,077
                                 ========      ========

NOTE F -- INVESTMENTS AND OTHER ASSETS

Long-term investments consist primarily of Watson's investment in Andrx Corporation, a drug-delivery company utilizing controlled-release technologies to develop oral pharmaceutical products. Andrx' common stock trades on the NASDAQ National Market System under the symbol ADRX. During the three months ended September 30, 2000, and as adjusted to reflect Andrx' April 2000 two-for-one stock split, Watson sold 1.2 million shares of Andrx' stock for $97 million and recorded a pretax gain of $94 million. During the nine months ended September 30, 2000,Watson sold 7.1 million shares of Andrx stock, as adjusted for Andrx' April 2000 stock split, for $365 million and recorded a pretax gain of $342 million.

As of September 30, 2000, Watson owned 2.9 million common shares of Andrx, or approximately 4% of the total Andrx common shares outstanding. Watson accounts for this investment at fair value as an available-for-sale security. The unrealized gain on Watson's investment in Andrx was approximately $155 million and $110 million (net of income taxes of $105 million and $72 million), at September 30, 2000 and December 31, 1999, respectively. This unrealized gain was the primary component of accumulated other comprehensive income in the stockholders' equity section of Watson's consolidated balance sheets.

NOTE G -- LONG-TERM DEBT

Long-term debt consisted of the following:

                                                    September 30,  December 31,
                                                        2000          1999
                                                    ------------   ------------
                                                          (in thousands)
    Senior unsecured notes, 7.125%,
       face amount of $150 million, due 2008
       (effective rate of 7.25%) ..................   $148,704      $148,608
    Term loan facility, due 2005 ..................    385,000            --
    Unsecured note, 8.1% due August 2001 ..........         --         1,383
    Other .........................................      5,229         2,488
                                                      --------      --------
                                                       538,933       152,479
    Less current portion ..........................     38,157         2,114
                                                      --------      --------
                                                      $500,776      $150,365
                                                      ========      ========

On July 5, 2000, Watson entered into a credit agreement with a bank that includes a $500 million term loan facility and a $200 million revolving credit facility that is available for working capital and other needs. The $500 million term loan was drawn upon in its entirety and, along with approximately $250 million in cash on hand, used to pay off certain existing Schein indebtedness and to purchase approximately 26 million shares of Schein common stock through the tender offer. The interest rate under this facility is fixed at the London Interbank Offered Rate ("LIBOR") plus 1.375% (approximately 8.0% at September 30, 2000) for the first six months; thereafter, the margin over LIBOR will be determined based on a leverage test.

In September 2000, Watson prepaid $100 million of borrowings under the facility in addition to a required payment of $15 million that was due October 1, 2000. In connection with the $100 million prepayment, Watson incurred an extraordinary loss of $1.2 million, net of tax, representing the write-off of deferred financing costs. As a result of the $100 million prepayment, required quarterly payments under the term loan were reduced to $12 million for the next three quarters. The required quarterly payments will increase by $4 million annually thereafter, with any outstanding borrowings under the facility maturing in July 2005.

Under the terms of the facility, Watson is subject to customary financial and other operational covenants. Watson canceled its previous $30 million credit facility with another bank, which had never been utilized, before entering into the current term loan agreement. As of October 31, 2000, Watson has not drawn any funds from the $200 million revolving credit facility.

NOTE H -- COMPREHENSIVE INCOME

Comprehensive income (loss) includes all changes in equity during a period except those resulting from investments by and distributions to our stockholders. Watson's comprehensive income (loss) consisted of the following:

                                                        Three Months Ended             Nine Months Ended
                                                            September 30,                September 30,
                                                    -------------------------       -------------------------
                                                      2000            1999            2000            1999
                                                    ---------       ---------       ---------       ---------
(in thousands)
 Net income (loss) ...........................      $ (53,908)      $  35,615       $ 186,068       $ 109,152
                                                    ---------       ---------       ---------       ---------

 Other comprehensive income, net of tax:
    Unrealized holding gains (losses)
      on securities ..........................         68,354         (68,159)        266,894         127,171
    Reclassification for gains included
       in net income .........................        (58,605)             --        (214,352)             --
                                                    ---------       ---------       ---------       ---------

 Other comprehensive income (loss) ...........          9,749         (68,159)         52,542         127,171
                                                    ---------       ---------       ---------       ---------


 Comprehensive income (loss) .................      $ (44,159)      $ (32,544)      $ 238,610       $ 236,323
                                                    =========       =========       =========       =========

NOTE I -- SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                          Nine Months Ended
                                                             September 30,
                                                   -----------------------------
                                                      2000              1999
                                                   -----------       -----------
(in thousands)
 Cash paid during the periods for:
    Income taxes ............................      $   155,500       $    22,500
    Interest ................................           15,602             5,653



 Acquisition of business:
      Fair value of assets acquired .........      $ 1,200,612       $        --
      Less liabilities assumed ..............         (375,666)               --
      Less common stock issued ..............         (300,300)               --
      Less cash acquired ....................           (6,463)               --
                                                   -----------       -----------
         Net cash paid for acquisition ......      $   518,183       $        --
                                                   ===========       ===========

                          WATSON PHARMACEUTICALS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

On November 15, 2000, Watson merged with Makoff R&D Laboratories, Inc. (Makoff) in a transaction accounted for as a pooling of interests. As discussed below, in July 2000, Watson acquired 77.8% of Schein following the completion of a cash tender offer and, in August 2000, Watson completed its acquisition of Schein in a transaction accounted for as a purchase. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2000 has been derived from the unaudited supplemental financial statements of Watson and the unaudited historical financial statements of Schein. In the unaudited pro forma condensed combined statement of operations, the "Historical Watson" amounts include the results of operations of Watson and Makoff for the entire period and the results of Schein from the acquisition date.

Schein develops, manufactures and markets a broad line of generic products and has a branded business focused in the area of nephrology for the management of iron deficiency and anemia. The aggregate purchase price of $825 million to acquire all of the outstanding Schein shares consisted of (1) approximately $510 million in cash, (2) the issuance of approximately 5.4 million Watson common shares with a market value of $300 million, and (3) estimated direct transaction costs of $15 million. In addition, short term liabilities with a fair value of approximately $375 million (principally long-term debt that was subsequently retired) and long-term liabilities with a fair value of approximately $5 million were assumed by the company. Watson accounted for this acquisition under the purchase method of accounting.

Watson completed the acquisition in two steps. In the first step, on July 6, 2000, following a cash tender offer, a Watson subsidiary purchased approximately 26,068,500 shares of Schein common stock, constituting 77.8% of Schein's outstanding shares as of that date. Following the purchase of these shares, Watson repaid approximately $190 million of Schein indebtedness. The share purchase and debt retirement were financed utilizing $500 million borrowed under a new term loan facility and cash on hand. During August 2000, Watson retired the remaining $50 million of previous Schein indebtedness, utilizing cash on hand.

In the second step of the acquisition, on August 28, 2000, following Schein's stockholders' approval and adoption of the merger agreement, Watson converted each remaining outstanding share of Schein not purchased by the company in the cash tender, into the right to receive 0.42187 of a share of Watson common stock. Accordingly, Watson issued approximately 5.4 million of its common shares, with a market value of approximately $300 million, in exchange for all of the remaining outstanding common shares of Schein.

Under the purchase method of accounting, Watson allocated the Schein purchase price to the acquired assets and liabilities based on the company's estimates of their fair values at the acquisition date. Based primarily on discounted cash flow models, approximately $600 million of the purchase price was allocated to Schein's existing product rights. These product rights will be amortized on a straight-line basis over periods of two to 20 years, with the weighted average life approximating 17.5 years. The remaining excess of the purchase consideration over the fair value of the tangible net assets acquired of approximately $300 million has been recorded as goodwill, which is being amortized on a straight-line basis over 25 years.

The company allocated a portion of the purchase price to in-process research and development (IPR&D). IPR&D represents ongoing research and development projects acquired by the company for products that have not been approved by the Food and Drug Administration and would have no alternative future use. Under the purchase method of accounting, IPR&D is not an asset and, accordingly, the $115 million of the total purchase price of Schein that was determined to be IPR&D was charged to expense at the date of acquisition. The IPR&D charge relates to 30 generic product development projects, the three most significant of which were valued at $28.5 million, $16.8 million and $11.6 million. The value of each project was determined using discounted cash flow models, with the forecasted net cash flows for each product discounted back to its present value using discount factors (ranging from 30% to 65%) that take into account the stage of completion and the risks surrounding the successful commercial development of each purchased in-process development project. At the date of acquisition, the company believes that the assumptions used in the valuation process were reasonable. No assurance can be given that the underlying assumptions utilized in the valuation of these projects will be realized.

This unaudited pro forma condensed combined statement of operations should be read in conjunction with the supplemental financial statements of Watson, included in this prospectus, and with Watson and Schein audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are included in Watson's Annual Report on Form 10-K for the year ended December 31, 1999, Watson's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000, Schein's Annual Report on Form 10-K for the year ended December 25, 1999 and Schein's Quarterly Reports on Form 10-Q for the quarters ended March 25 and June 24, 2000, which are incorporated by reference in this registration statement.

The unaudited pro forma adjustments are based upon certain assumptions as described in the notes to the unaudited pro forma condensed combined statement of income. Watson's management believes that the pro forma assumptions are reasonable under the circumstances.

The unaudited pro forma condensed combined statement of operations does not reflect any incremental direct costs, including a significant restructuring charge management expects to record in connection with the acquisition, or potential cost savings which are expected to result from the consolidation of certain operations of Watson and Schein. Accordingly, the unaudited pro forma condensed combined statement of income is not necessarily indicative of the results of operations of the combined company that would have occurred had the acquisition occurred at the beginning of 2000, nor are they necessarily indicative of future operating results.

                          WATSON PHARMACEUTICALS, INC.

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS(e)

                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        HISTORICAL      HISTORICAL                         PRO FORMA
                                                          WATSON          SCHEIN         ADJUSTMENTS       COMBINED
                                                        ----------      ----------       -----------       ---------
Net revenues.........................................    $565,750        $193,075         $                $758,825
Cost of sales........................................     232,524         152,702                           385,226
                                                         --------        --------         --------         --------
     Gross profit....................................     333,226          40,373                           373,599
                                                         --------        --------         --------         --------
Operating expenses:
     Research and development........................      38,330          15,436                            53,766
     Selling, general and administrative.............     116,012          33,724                           149,736
     Amortization....................................      35,646             663           25,095 (a)       61,404
     Charge for acquired in-process
         research and development....................     115,000                                           115,000
     Severance charge................................                       3,500                             3,500
                                                         --------        --------         --------         --------
         Total operating expenses....................     304,988          53,323           25,095          383,406
                                                         --------        --------         --------         --------
         Operating income (loss).....................      28,238         (12,950)         (25,095)          (9,807)
                                                         --------        --------         --------         --------
Other income (expense):
     Equity in loss of  joint ventures...............      (3,709)           (603)                           (4,312)
     Gain on sales of Andrx securities...............     342,161                                           342,161
     Interest income and other income................      13,601           1,164                            14,765
     Interest expense................................     (15,898)        (10,170)         (23,684)(b)      (49,752)
                                                         --------        --------         --------         --------
         Total other income (expense), net...........     336,155          (9,609)         (23,684)         302,862
                                                         --------        --------         --------         --------
Income (loss) before income taxes and
    extraordinary item...............................     364,393         (22,559)         (48,779)         293,055
Income tax provision (benefit).......................     177,109          (9,024)         (15,200)(c)      152,885
                                                         --------        --------         --------         --------
Income (loss) before extraordinary item..............     187,284         (13,535)         (33,579)         140,170
Extraordinary loss on early retirement of
    debt, net of taxes of $730.......................      (1,216)                                           (1,216)
                                                         --------        --------         --------         --------
    Net income (loss)................................    $186,068        $(13,535)        $(33,579)        $138,954
                                                         ========        ========         ========         ========

Per share data(d):
Basic earnings per share.............................    $   1.86                                          $   1.32
                                                         ========                                          ========
Diluted earnings per share...........................    $   1.82                                          $   1.30
                                                         ========                                          ========

Weighted average shares outstanding, basic...........     100,075                                           105,220
Common stock equivalents.............................       2,025                                             2,025
                                                         --------                                          --------
Weighted average shares outstanding, diluted.........     102,100                                           107,245
                                                         ========                                          ========

           See accompanying notes to the unaudited pro forma condensed combined statement of operations.

                          WATSON PHARMACEUTICALS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS

         As further described in the supplemental financial statements of Watson included in this Prospectus, Watson acquired Makoff R&D Laboratories, Inc. (Makoff), in a transaction accounted for as a pooling of interests, on November 15, 2000. The accompanying pro forma financial statements have been prepared to give retroactive effect to that acquisition, as if it had occurred on January 1, 2000.

         Certain amounts in the historical and supplemental consolidated financial statements of Watson and Schein have been reclassified to conform to the presentation in the unaudited pro forma condensed combined statement of operations. Intercompany transactions and balances, which were not material, have been eliminated.

         Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined statement of operations include the following:

(a) This pro forma statement of operations reflects amortization expense for the nine months ended September 30, 2000 and was derived from an allocation of the purchase price to the acquired assets and liabilities of Schein based on Watson's estimates of fair values. Based primarily on discounted cash flow models, approximately $600 million of the purchase price was allocated to Schein's existing product rights. These product rights are being amortized on a straight-line basis over periods of two to 20 years, with the weighted average life approximating 17.5 years. The remaining excess of the purchase consideration over the fair value of the tangible net assets acquired of approximately $300 million has been recorded as goodwill, and is being amortized on a straight-line basis over 25 years.

(b) This pro forma statement of operations reflects interest expense for the nine months ended September 30, 2000 based on Watson's credit agreement with a bank that includes a $500 million term loan facility. The term loan was drawn upon in its entirety and, along with approximately $250 million in cash on hand, used to pay off certain existing Schein indebtedness and to purchase approximately 26 million shares of Schein common stock through the tender offer. The interest rate under this facility is fixed at the London Interbank Offered Rate ("LIBOR") plus 1.375% for the first six months; thereafter, the margin over LIBOR will be determined based on a leverage test. The incremental interest expense that resulted from the new borrowings, in excess of that reflected in Watson's historical balances from the date of Schein's acquisition forward, is as follows (in thousands):

     Incremental interest on acquisition-related borrowings.....  $ 22,328
     Less: Schein historical interest expense...................   (10,170)
     Amortization of deferred financing costs...................     1,575
     Reduction in interest income from use of cash on hand
         to fund portion of purchase consideration..............     9,387
     Commitment fee on unused bank facility.....................       564
                                                                  --------
     Incremental net interest expense...........................  $ 23,684
                                                                  ========

         For purposes of preparing the unaudited pro forma condensed combined statement of operations, deferred financing costs of $10.5 million are being amortized using a method which approximates the effective interest method over the expected average term of the associated financing agreements or five years. The incremental interest expense has been calculated based on an assumed interest rate of 8.0%, which approximates the actual borrowing rate as of September 30, 2000. The annual impact on the company's results of operations of a 100 basis point interest rate change, on the assumed outstanding balance of $500 million, would be approximately $2.5 million after tax.

(c) Income tax effect of the pro forma adjustments.

(d) Earnings per share calculations are based on the weighted average number of shares of Watson common stock and common equivalent shares outstanding for each period presented, including approximately 5.4 million Watson common shares issued in connection with the acquisition as if they had been issued at the beginning of 2000. In addition, options to purchase approximately 0.7 million Watson common shares were converted from Schein options and have been included in the calculation of the diluted weighted average number of shares as if they had been outstanding at the beginning of 2000 for purposes of calculating the pro forma earnings per share.

(e) The historical financial statements of Watson include the following significant non-recurring items:

    o During the nine months ended September 30, 2000, Watson sold approximately 7.1 million shares of Andrx Corporation common stock (adjusted to reflect Andrx' April 2000 two-for-one stock split). Proceeds from these sales amounted to $365 million and the company recorded pre-tax gains of $342 million.

    o The company allocated a portion of the Schein purchase price to in-process research and development (IPR&D). IPR&D represents ongoing research and development projects acquired by the company for products that have not been approved by the Food and Drug Administration and would have no alternative future use. Under the purchase method of accounting, IPR&D is not an asset and, accordingly, the $115 million of the total purchase price of Schein that was determined to be IPR&D was charged to expense at the date of acquisition.